Exhibit 10.61

SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE 2018 FORM OF INDEMNIFICATION AGREEMENT AS SET FORTH IN EXHIBIT 10.60
NAME
Judith L. Bacchus
Robert J. Clemens
Michelle Keating
Ronald L. Port
Patrick S. Watson